UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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Nabriva Therapeutics plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 16, 2021

Supplement to Notice of 2021 Annual General Meeting of Shareholders

and Definitive Proxy Statement dated July 1, 2021

The following information relates to the 2021 Annual General Meeting of Shareholders of Nabriva Therapeutics plc (the “Company,” “we,” or “us”) to be held on Wednesday, July 28, 2021, beginning at 5:00 p.m., Irish time (12:00 p.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on July 1, 2021 (the “Proxy Statement”).

Information Related to “Broker Non-Vote” Voting Rules

The purpose of this filing is to revise and update information contained in the Proxy Statement relating to the “broker non-vote” voting rules that apply to Proposal 4 and Proposal 5, which are set forth below:

4.	If the authorized share capital increase proposal (Proposal 3) is approved, to grant the board of directors an updated authority under Irish law to allot and issue shares, or other securities convertible into or exercisable or exchangeable for shares, which proposal we refer to as the directors’ allotment authority proposal.

5.	If the directors’ allotment authority proposal (Proposal 4) is approved, to grant the board of directors an updated authority under Irish law to issue ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares, for cash without first offering those ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares, to existing shareholders under pre-emptive rights that would otherwise apply to the issuance, which proposal we refer to as the pre-emption rights dis-application proposal.

The Proxy Statement stated that with respect to each of Proposal 4 and Proposal 5, a brokerage firm who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on such proposals, thus resulting in a broker non-vote with respect to such uninstructed shares (such proposals being commonly referred to as “non-routine” or “non-discretionary” matters). We have since been informed by the NYSE Proxy Compliance group that each of Proposal 4 and Proposal 5 will be treated as a “routine” or “discretionary” matter and that a brokerage firm who has received no instructions from its clients will have discretion to vote its clients’ uninstructed shares on Proposal 4 and Proposal 5. Therefore, your brokerage firm may vote on Proposal 4 and Proposal 5, even if it does not receive instructions from you, so long as it holds your shares in its name.

We urge you to read the Proxy Statement and this supplement in their entirety. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged, and all voting requirements otherwise remain the same. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.